UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2022
 Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 17, 2022, Newpark Resources, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Bradley L. Radoff and The Radoff Family Foundation (collectively, “BLR”).
Pursuant to the Cooperation Agreement, the Board of Directors of the Company (the “Board”) will increase the size of the Board by one director effective March 1, 2022 and appoint Donald Young (the “BLR Director”) to the Board to fill the resulting vacancy. The Company will also include the BLR Director in the Company’s slate of nominees for election to the Board at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). As a condition to his appointment to the Board and being provided with orientation materials prior to his appointment, the BLR Director will agree to execute a non-disclosure agreement and comply with all Company policies and procedures applicable to independent directors of the Board.
The Company has also agreed that one incumbent director will not stand for re-election to the Board at the 2022 Annual Meeting. Under the Cooperation Agreement, the Board will nominate an independent director (the “Independent Director”) to fill the vacancy created by the incumbent director not standing for re-election and include the Independent Director in the Company’s slate of nominees for election to the Board at the 2022 Annual Meeting. The nominee selected to be the Independent Director will be a diverse candidate with either transactional or industrials expertise and will be selected through the ongoing director search process that was started by the Company in 2021 and has been conducted by the Company’s executive search firm, Russell Reynolds.
Immediately following the 2022 Annual Meeting, the Board will takes steps in a manner consistent with its normal practice to determine on which committees of the Board, if any, the BLR Director and the Independent Director will serve. In addition, following his appointment to the Board, the BLR Director will be appointed to serve on any existing or newly formed committee of the Board established in connection with the Company’s ongoing strategic review process.
Among other things, the Cooperation Agreement also provides that:
•During the term of the Cooperation Agreement, there will be no arrangements between BLR and the BLR Director providing for any compensation, reimbursement of expenses or indemnification of the BLR Director.
•BLR will have the right to recommend a replacement director in the event that the BLR Director ceases to be a director during the term of the Cooperation Agreement, subject to certain terms and conditions and Board approval.
•Pursuant to a conditional resignation letter delivered to the Board by the BLR Director prior to the execution of the Cooperation Agreement (the “Conditional Resignation Letter”), the BLR Director will immediately resign from the Board (and the Board shall have the right to decline to accept such resignation) (i) in the event that BLR’s net long aggregate beneficial ownership of the Company’s shares of common stock falls below the lesser of (x) 2,767,722 shares of common stock and (y) 3% of the Company’s outstanding shares of the common stock (as adjusted for stock splits, combinations, and recapitalizations), or (ii) in the event that there is a material misstatement or omission in the completed questionnaire submitted by the BLR Director to the Company in connection with the Company’s review of his candidacy (the “Questionnaire”).
•During the term of the Cooperation Agreement, BLR will be subject to customary standstill restrictions relating to, without limitation, share purchases subject to a cap of 9.9%.
•During the term of the Cooperation Agreement, BLR will vote all of its shares of the Company’s common stock at any and all annual or special meetings in accordance with the Board’s recommendations, except that BLR shall be permitted to vote its shares (i) in accordance with contrary recommendations of Institutional Shareholder Services Inc. (other than as related to proposals regarding the election, removal or replacement of directors) and (ii) in its sole discretion with respect to any proposal of the Company regarding an Extraordinary Transaction.
•Each party agrees not to disparage the other party, subject to certain exceptions.
•Each party agrees not to sue the other party, subject to certain exceptions.
•The Cooperation Agreement will automatically terminate on the date that is the earlier of (i) 30 calendar days prior to the notice deadline under the Company’s Amended and Restated Bylaws for the nomination of director candidates for election to the Board at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) and (ii) 120 calendar days prior to the first anniversary of the 2022 Annual Meeting (the “Termination Date”). The Termination Date will be delayed by 12 months if (i) the Company notifies BLR and the BLR Director in writing at least 15 calendar days prior to such date that the Company will irrevocably renominate the BLR Director for election at the 2023 Annual Meeting and (b) BLR and the BLR Director agree to the renomination within 15 calendar days of receipt of such notice.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
On February 18, 2022, the Company released a press release announcing the matters addressed above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.
Except for the Cooperation Agreement, the Conditional Resignation Letter and the Questionnaire, there are no arrangements or understandings between the Company and Mr. Young pursuant to which Mr. Young will be appointed to the Board, and there have been no related party transactions between the Company and Mr. Young that would be reportable under Item 404(a) of Regulation S-K. Mr. Young’s compensation as a member of the Board will be determined at a later time.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, by and between Newpark Resources, Inc., Bradley L. Radoff and The Radoff Family Foundation, dated February 17, 2022
99.1	Press Release, dated February 18, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	February 18, 2022	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)